UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2015 (May 13, 2015)
Date of Report (Date of Earliest Event Reported)

E. I. du Pont de Nemours and Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-815	51-0014090
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
Of Incorporation)	File Number)	Identification No.)

1007 Market Street
Wilmington, Delaware 19898
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (302) 774-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed by E. I. du Pont de Nemours and Company (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 19, 2015, and subsequently amended by the Form 8-K/A that the Company filed on June 2, 2015, to announce the preliminary results of the Company's Annual Meeting of Stockholders held on May 13, 2015 (the “Annual Meeting”). This Amendment is being filed to disclose the final voting results received from IVS Associates, Inc. ("IVS"), the independent inspector of elections for the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 4, 2015, IVS delivered its final vote tabulation that certified the voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting.

As of the close of business on March 17, 2015, the record date for the Annual Meeting, 905,946,751 shares of Common Stock, were outstanding and entitled to vote. 698,463,974 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing more than 77.09 percent of the shares entitled to be voted.

Proposal 1 - Election of Directors. The Company’s stockholders elected the following nominees, constituting the Company’s full slate of nominees, to serve on the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected or appointed: Lamberto Andreotti, Edward D. Breen, Robert A. Brown, Alexander M. Cutler, Eleuthère I. du Pont, James L. Gallogly, Marillyn A. Hewson, Lois D. Juliber, Ellen J. Kullman, Ulf M. (Mark) Schneider, Lee M. Thomas and Patrick J. Ward. The final tabulation from IVS of voting results for the election of directors and other proposals is set forth below.

Board of Directors’ Nominees

Director	For	Withhold	Broker Non-Votes
L. Andreotti	663,373,842	9,398,025	1,129,323
E. D. Breen	687,275,555	10,059,096	1,129,323
R. A. Brown	392,207,568	4,354,040	1,129,323
A. M. Cutler	377,948,582	4,038,707	1,129,323
E. I. du Pont	687,815,567	9,519,084	1,129,323
J. L. Gallogly	688,861,618	8,473,033	1,129,323
M. A. Hewson	663,515,024	9,256,843	1,129,323
L. D. Juliber	373,966,853	4,305,420	1,129,323
E. J. Kullman	680,933,713	16,400,938	1,129,323
U. M. Schneider	662,735,425	10,036,442	1,129,323
L. M. Thomas	392,876,041	3,685,567	1,129,323
P. J. Ward	662,867,835	9,904,032	1,129,323

Trian’s Nominees

Director	For	Withhold	Broker Non-Votes
J. H. Myers	273,229,364	52,106,463	1,129,323
N. Peltz	320,212,280	5,123,547	1,129,323
A. B. Winkleblack	160,839,815	154,507,547	1,129,323
R. J. Zatta	185,840,928	133,221,450	1,129,323

Proposal 2 - Ratification of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.

For	Against	Abstain	Broker Non-Votes
654,931,078	11,067,076	32,465,820	—

Proposal 3 - Advisory Vote on Executive Compensation. The Company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
635,138,928	24,220,110	38,092,561	1,012,375

Proposal 4 - Stockholder Proposal on Lobbying. The Company’s stockholders did not approve the stockholder proposal regarding the preparation of a report regarding the Company’s lobbying efforts.

For	Against	Abstain	Broker Non-Votes
128,362,176	502,136,305	66,953,222	1,012,271

Proposal 5 - Stockholder Proposal on Grower Compliance. The Company’s stockholders did not approve a stockholder proposal regarding a report on how the Company is monitoring herbicide utilization and grower compliance best practices related to technology use agreements with its seed products.

For	Against	Abstain	Broker Non-Votes
33,928,282	595,108,023	68,415,915	1,011,754

Proposal 6 - Stockholder Proposal on Plant Closure. The Company’s stockholders did not approve a stockholder proposal regarding the creation of a committee with members from employees, union leadership, management and consultants to report on, among other things, the impact of layoffs and plant closures.

For	Against	Abstain	Broker Non-Votes
21,445,683	631,529,375	44,508,116	980,800

Proposal 7 - Stockholder Proposal to Repeal Certain Bylaws Adopted without Stockholder Approval. The Company’s stockholders did not approve a stockholder proposal regarding the repeal of any provision of the Company’s bylaws adopted without stockholder approval after August 12, 2013 but prior to the Company’s 2015 Annual Meeting.

For	Against	Abstain	Broker Non-Votes
338,847,693	348,138,539	10,465,480	1,012,262

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E. I. DU PONT DE NEMOURS AND COMPANY
(Registrant)

/s/ Barry J. Niziolek
Barry J. Niziolek
Vice President and Controller

June 9, 2015

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